Exhibit 99

MERIDIAN BANCORP, INC. TO COMMENCE COMMUNITY OFFERING

Peabody, Massachusetts, June 10, 2014 — Meridian Interstate Bancorp, Inc. (the “Company”) (NasdaqGS: EBSB), the holding company for East Boston Savings Bank, announced today that Meridian Bancorp, Inc., a newly formed corporation (“New Meridian”) that is the proposed successor holding company for East Boston Savings Bank, is commencing its community offering as part of the stock offering it is conducting in connection with the Company’s previously announced plans to become a fully public company.

The community offering, which will be conducted concurrently with New Meridian’s subscription offering, is expected to expire at 5:00 p.m., Eastern Time, on June 20, 2014. In the community offering, preference to purchase shares of New Meridian common stock will first be given to natural persons residing in the Massachusetts cities and towns of Belmont, Boston, Cambridge, Chelsea, Danvers, Everett, Lynn, Lynnfield, Malden, Medford, Melrose, Peabody, Revere, Saugus, Somerville, Wakefield and Winthrop, and then to the Company’s public stockholders as of April 30, 2014

Copies of the prospectus and order forms for ordering stock in the community offering may only be obtained from New Meridian’s Stock Information Center. The Stock Information Center’s telephone number is (978) 977-7171. The Stock Information Center’s hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, and from 10:00 a.m. to 4:00 p.m., Eastern Time, on Saturday, June 14.

Sterne, Agee & Leach, Inc. is assisting New Meridian in selling its common stock in the subscription and community offerings on a best efforts basis.

The completion of the conversion and offering is subject to selling a minimum of 23,375,000 shares in the offering, the receipt of all regulatory approvals and the approval of the Company’s stockholders.

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Massachusetts Commissioner of Banks for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The Company has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and New Meridian free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company and New Meridian are available free of charge from the Corporate Secretary of the Company at 67 Prospect Street, Peabody, Massachusetts 09160, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies in favor of the conversion from the stockholders of the Company Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.